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                                                              EXHIBIT 99.(a)(12)

                Amended Designation of Eight Existing Series of
                        Shares of Beneficial Interest,
                        Par Value $0.0001 Per Share, of
                                  PIMCO Funds
         (formerly Pacific Investment Management Institutional Trust)

     RESOLVED, pursuant to Section 5.12(e) of the Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the "Trust") dated February 19, 1987, as amended, the Series of shares of beneficial interest of the Trust designated as "PIMCO U.S. Government Exposure Portfolio," "PIMCO U.S. Government Exposure II Portfolio," "PIMCO Mortgage Exposure Portfolio," "PIMCO Mortgage Exposure Portfolio II," "PIMCO High Grade Corporate Exposure Portfolio," "PIMCO High Yield Exposure Portfolio," "PIMCO International Exposure Portfolio," and "PIMCO Emerging Markets Exposure Portfolio," by instrument dated September 13, 1999, are hereby redesignated, respectively, without in any way changing the rights or privileges of each Portfolio or its shareholder, as:

          PIMCO U.S. Government Sector Portfolio
          PIMCO U.S. Government Sector Portfolio II
          PIMCO Mortgage Portfolio
          PIMCO Mortgage Portfolio II
          PIMCO Investment Grade Corporate Portfolio
          PIMCO High Yield Portfolio
          PIMCO International Portfolio
          PIMCO Emerging Markets Portfolio
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     IN WITNESS WHEREOF, the undersigned have executed this instrument the __
day of October, 1999.


                                     ___________________________
                                     Guilford C. Babcock



                                     ___________________________
                                     R. Wesley Burns



                                     ___________________________
                                     Vern O. Curtis



                                     ___________________________
                                     Brent R. Harris



                                     ___________________________
                                     Thomas P. Kemp



                                     ___________________________
                                     William J. Popejoy